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                                                                   EXHIBIT 10.20


                                 PROMISSORY NOTE

Date: January 21, 2000
Minneapolis, Minnesota                                               $750,000.00

         FOR VALUE RECEIVED, the undersigned (hereinafter called the "Maker"), hereby agrees and promises to pay to S&D LAND HOLDINGS, INC., a Minnesota corporation, (hereinafter called the "Holder"), at 7657 Anagram Drive, Eden Prairie, MN 55344, the principal sum of Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00), (the "Principal Balance") together with interest from the date hereof on the unpaid Principal Balance hereof at a rate of twelve percent (12%) per annum payable in lawful money of the United States, as follows:

         Interest accrued on the then existing unpaid principal balance monthly commencing on February 21, 2000 and continuing on the 21st day of each month thereafter. Repayment of the Principal Balance shall be due in three (3) installments of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) each payable on January 21, 2001; July 21, 2001; and
         January 21, 2002.

         The entire unpaid Principal Balance and all accrued interest thereon shall be fully due and payable on January 21, 2002.

         Notwithstanding anything to the contrary herein, if the Maker fails to make any payment within five (5) days after such payment is due hereunder, the Maker shall be obligated to pay the Holder hereof a late payment fee in an amount equal to five percent (5%) of the amount of such delinquent installment.

         The Holder may, without notice, extend the time for payment, whether of principal or interest. The Maker may, at any time, and from time to time, prepay all or any portion of the unpaid principal or interest, without prior notice to the Holder, and without penalty.

         The Maker hereby waives presentment for payment, notice of dishonor, notice of nonpayment, protest, and notice of protest with respect to this Promissory Note.

         All payments when made, including any prepayments, shall be first applied against accrued but unpaid interest and then against the Principal Balance. Interest shall be computed on the basis of days elapsed in a 365 day year.

         Upon default in the performance of this Promissory Note, this Promissory Note and all liability of the Maker shall immediately become due and payable without demand or notice of any kind. If the Holder hereof is required to take any action to collect this Promissory Note, the Maker further agrees to pay reasonable costs, disbursements and attorney's fees incurred by the Holder hereof in connection with such collection.


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         The Maker hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Promissory Note or any security for this Promissory Note and waives any argument that venue in such forum is not convenient, and agrees that any litigation initiated by the Maker against the payee or any other holder of this Promissory Note relating in any way to this Promissory Note or any security for this Promissory Note shall be venued in either the District Court of Hennepin County, Minnesota or the United States District Court, District of Minnesota, Fourth Division.

         No waiver of any right or remedy under this Promissory Note shall be valid unless in a writing executed by the Holder of this Promissory Note and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of the Holder of this Promissory Note shall be cumulative and may be exercised singly, concurrently or successively.

         This Promissory Note shall be construed and interpreted in accordance with the laws of the State of Minnesota.

                                     MAKER:

                                     FAMOUS DAVE'S OF AMERICA, INC.,
                                     a Minnesota corporation


                                     By:  /s/ Martin J. O'Dowd
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                                     Its: President
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